UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the
Securities Exchange Act of 1934

August 1, 2005
Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-16197 (Commission File Number)	22-3537895 (IRS Employer Identification No.)

158 Route 206, Peapack-Gladstone, New Jersey 07934
(Address of principal executive offices)

(908) 234-0700
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Solicitingmaterial pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02     Results of Operations and Financial Condition.

On August 1, 2005, Peapack-Gladstone Financial Corporation (the “Corporation”) issued a press release reporting earnings and other financial results for its second quarter of 2005, which ended June 30, 2005. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in its entirety.

The discussion of the Corporation’s second quarter and six months 2005 net income in the attached earnings release excludes the impact of the securities gains in both periods. The reconciliation information is included below. The Corporation believes that by reflecting the impact of this item, it provides investors with better insight into the period-over-period operating performance as well as identifying the impact of the excluded item. Management also internally uses this non-GAAP presentation to evaluate its operating performance on a comparative basis. Management uses various methods to evaluate its operations and does not depend exclusively on such non-GAAP amounts or on any other single analysis model. All such non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

	% Increase In Net Income	% Increase in After Tax Net Income Excluding Securities Gains	Change in After Tax Securities Gains 2004 to 2005 (In Thousands)

Three Months Ended	0.28%	8.45%	$240
June 30, 2005

Six Months Ended	6.64%	15.78%	$172
June 30, 2005

The information disclosed under this Item 2.02, including Exhibit 99.1, shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01     Financial Statements and Exhibits.

      (c)  Exhibit.

Exhibit No. 99.1	Title Press Release dated August 1, 2005.

The press release disclosed in this Item 9.01 as Exhibit 99.1 shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 4, 2005	PEAPACK-GLADSTONE FINANCIAL CORPORATION By: /s/ Arthur F. Birmingham Arthur F. Birmingham Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99.1	Title Press Release dated August 1, 2005.